UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2012 (November 12, 2012)

PC Connection, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-23827	02-0513618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rt. 101A, 730 Milford Road Merrimack, NH		03054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 683-2000

N/A

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2012, the Board of Directors (the “Board”) of PC Connection, Inc., a Delaware corporation (the “Company”) approved, upon the recommendation of the Company’s Compensation Committee (the “Committee”), an increase to the base salary of Mr. Timothy McGrath, the Company’s President and Chief Executive Officer, from $750,000 to $825,000, effective as of November 12, 2012. The Board also approved, upon the recommendation of the Committee, an equity award to Mr. McGrath of 175,000 restricted stock units. The units vest on the schedule set forth below:

Units Granted	Vesting Schedule
40,000	8/1/2013
30,000	8/1/2014
25,000	8/1/2015
20,000	8/1/2016
20,000	8/1/2017
20,000	8/1/2018
10,000	8/1/2019
10,000	8/1/2020

Only 10% of the total shares of common stock underlying the restricted stock unit award may be sold in any 12-month period, beginning after August 1, 2013. Restrictions on the sale of vested shares lapse once Mr. McGrath reaches the age of 72.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 14, 2012	PC CONNECTION, INC.

		By:	/S/ JOSEPH DRISCOLL
Joseph Driscoll
Executive Vice President, Treasurer, and
Chief Financial Officer